CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated December 19, 2025, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Series Trust I’s Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 25, 2026

Appendix A

Fund Name
Columbia Strategic California Municipal Income Fund
Columbia Intermediate Duration Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Strategic New York Municipal Income Fund
Columbia New York Intermediate Municipal Bond Fund